SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 20, 2003

SYMPHONIX DEVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-23767	77-0376250
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1735 First Street, Suite 311, San Jose, California	95112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (408) 232-0710

2331 Zanker Road, San Jose, California 95131-1109

(Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets

On March 20, 2003, Symphonix Devices, Inc., Med-El Elektromedizinische Geräte Gesellschaft m.b.H. and VIBRANT Med-El Hearing Technology GmbH entered into an Asset Purchase Agreement. Subject to the terms and conditions of the Purchase Agreement, VIBRANT Med-El, a wholly-owned subsidiary of Med-El, will pay $2.5 million to Symphonix in exchange for ownership of certain Symphonix assets including inventory, property & equipment and intellectual property and the assumption of all patient-related liabilities, including the warranty of all Vibrant Soundbridges currently in use.

Geoff Ball, inventor of the Vibrant® Soundbridge®, co-founder of Symphonix, and current Symphonix Chief Technology Officer, will become MED-EL’s new middle-ear implant Chief Technology Officer and Deborah Arthur, Head of Clinical & Regulatory Affairs for Symphonix will take on the same role for MED-EL US.

The Purchase Agreement is filed as an exhibit to this report. The foregoing summary of the Purchase Agreement and the transactions contemplated thereby is qualified in its entirety by reference to the full text of the exhibit.

Item 7. Financial Statements and Exhibits

(c) Exhibits

2.1	Asset Purchase Agreement.

99.1	Press release dated March 21, 2003.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYMPHONIX DEVICES, INC.

/s/ KIRK B. DAVIS
Kirk B. Davis President and Chief Executive Officer

Date: March 21, 2003

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Exhibit Index

Exhibit No.

2.1	Asset Purchase Agreement.

99.1	Press Release dated March 21, 2003

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